Exhibit 10.14

AMENDMENT FOUR TO

RETIREMENT PLAN FOR EMPLOYEES OF

CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

As Amended and Restated Effective April 1, 2006

WHEREAS, effective as of April 1, 2006, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;

WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and

WHEREAS, it is necessary that certain technical amendments be made to the Plan in order to comply with final regulations issued under section 415 of the Internal Revenue Code, to reflect law changes under the Pension Protection Act of 2006, and to comply with the provisions of the Heroes Earnings Assistance and Relief Tax Act;

NOW, THEREFORE, the Plan is hereby amended, effective as of the dates specified below, as follows:

1. Effective as of January 1, 2007, the third paragraph of Section 1.3 of the Plan shall be amended to delete "(1)" from the beginning of clause (1), to treat clause (1) as a continuation of the third paragraph without interruption, to delete the word "or" after clause (1), to substitute a period for the semicolon after clause (1), and to delete clause (2).

2. Effective as of the dates set forth below, Section 1.3 of the Plan shall be amended to add the following at the end thereof:

"Notwithstanding any provisions of the Plan to the contrary, the following special provisions, which are intended to comply with the provisions of the Heroes Earnings Assistance and Relief Tax Act (the 'HEART Act'), shall apply to an Employee of the Employer who is on an approved leave of absence due to qualified military service as defined in Code Section 414(u):

(A)           Differential Wage Payments.  Notwithstanding any provision of this Plan to the contrary, beginning January 1, 2009, any Participant who receives differential wage payments as defined in section 3401(h)(2) of the Code that are paid by the Employer during a period of qualified military service shall, for purposes of this Plan, be considered as an Employee of the Employer, the wage differential payment shall be treated as Compensation, and the Plan shall not be treated as failing to meet the requirements of any provisions described in section 414(u)(1)(C) of the Code by reason of any contribution to the Plan or benefit that is based on the differential wage payment; provided, however, this exception applies only if all Employees of the Employer performing service in the uniformed services described in section 3401(h)(2)(A) of the Code are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in the Plan or any other retirement plan of the Employer, to make contributions based on the differential wage payments on reasonably equivalent terms; provided, however, this provision shall not result in double credit for Compensation when taking the first paragraph (B) above of this Section 1.3 into account.

(B)           Survivor Benefits.  For purposes of any benefit payable to a Participant's surviving spouse or Beneficiary as a result of the Participant's death on or after January 1, 2007 while such Participant was performing qualified military service (as defined in section 414(u) of the Code), (other than benefits that may have accrued during the period of qualified military service) the surviving spouse or Beneficiary, as the case may be, of the deceased Participant shall be entitled to any death benefit provided under the Plan as if the Participant had returned to employment with the Employer and then incurred a termination of employment with the Employer on account of his or her death.

3. Effective as of April 1, 2008, Section 3.1 of the Plan is amended to add the following sentence at the end of Option 1 thereof:

"If the Participant is married and he elects 75% as the specified percentage, this option is referred to herein as the 'Qualified Optional Survivor Annuity.'"

4. Effective for Limitation Years beginning on or after July 1, 2007, all references in Section 4.1(A) of the Plan to "the applicable mortality table prescribed in Revenue Ruling 2001-62" or to "the applicable mortality table for that annuity starting date as prescribed in Revenue Ruling 2001-62" shall be amended to read "the Applicable Mortality Table," and Section 4.1(A)(5) of the Plan shall be amended by adding the following sentence at the end thereof:

"As used in this Section 4.1(A), the 'Applicable Mortality Table' shall mean:  (i) for any annuity starting date that is on or after December 31, 2002 and prior to January 1, 2008, the mortality table prescribed in Revenue Ruling 2001-62; and (ii) for any annuity starting date that is on or after January 1, 2008, the mortality table as defined in Code Section 417(e)(3)(B), modified from time to time by the Secretary of the Treasury."

5. Effective for Plan Years beginning after December 31, 2006, Section 4.1(C) of the Plan is amended to delete the word "and" after subsection (5), to renumber subsection (6) as (7), and to add a new subsection (6) which shall read in its entirety as follows:

"(6)
the right to defer distribution and the financial effect of deferring distribution, including the tax consequences of failing to defer commencement of benefits or any material affect on other non-retirement benefits; and"

6. For distributions after December 31, 2001, Section 4.1(I)(1) of the Plan is amended to delete the word "and" after subsection (a), to substitute a semicolon for the period after subsection (b), adding the word "and" thereafter, and to add a new subsection (c) which shall read in its entirety as follows:

"(c)	any hardship distribution (if such hardship distribution should ever be permitted under the Plan)."

7. Effective as of January 1, 2008, the following phrase shall be inserted in the first sentence of Section 4.1(I)(2) of the Plan after the words "Section 457(b) of said Code" and before the comma which follows such words:
"(as long as it separately accounts for such rollover amounts), (for distributions made after December 31, 2007) a Roth IRA described under Section 408A of the Code"

8. Effective for Plan Years beginning after December 31, 2009, the following new subsection (5) shall be added to Section 4.1(I) of the Plan:

"(5)           Direct Rollover Distributions by Nonspouse Beneficiaries.  Effective for Plan Years beginning after December 31, 2009, a designated Beneficiary (as defined by Code section 401(a)(9)(E)) who is not the surviving spouse of an employee or former employee may elect to rollover his or her entire interest in the Plan; provided, however, such direct rollover must be made to an individual retirement account or annuity described in Section 408(a) or 408(b) or 408A ('IRA') that is established on behalf of such designated Beneficiary and that will be treated as an inherited IRA within the meaning of Code section 408(d)(3)(C) pursuant to the provisions of Code section 402(c)(11).  The determination of any required minimum distribution under Code section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-5, I.R.B. 395."

9. Effective as of April 1, 2008, all references in Section 4.1(J)(6) of the Plan to "Section 4.1(A)(2)" shall be amended to read "Section 4.1(A)(6)(a)(ii)(A)."

10. Effective as of April 1, 2008, Section 4.1(J)(7) of the Plan is amended to read in the its entirety as follows:

"(7)           Section 417(e) compliance:  If the retirement income received by the Participant is in a form of payment that would have been subject to Section 417(e) of the Internal Revenue Code if payment had commenced as of the retroactive Annuity Starting Date, then the amount of payment as of the actual commencement date shall be no less than the amount of payment produced by applying the applicable interest rate and the applicable mortality table (described in Section 1.1(B)(2) hereof), determined as of the date payment actually commences, to the annuity form that was used to determine the amount of retirement income as of the Participant's retroactive Annuity Starting Date."

11. Effective for Plan Years beginning after December 31, 2007, Section 4 of the Plan is amended to add at the end thereof a new Section 4.9 which shall read as follows:

"4.9.	FUNDING-BASED LIMITATIONS.

Notwithstanding any provision of the Plan to the contrary, effective for Plan Years beginning after December 31, 2007, the Plan shall apply the following funding-based limitations. Such limitations shall be based on the Plan's adjusted funding target attainment percentage as certified by the Plan's enrolled actuary except to the extent the presumptions under section 430(h) of the Code shall apply.

(A)	Shutdown and Other Unpredictable Contingent Events.

(1)           In General.  If a Participant is entitled to an unpredictable contingent event benefit payable with respect to any event occurring during any Plan Year, the Plan shall provide that such benefit may not be provided if the adjusted funding target attainment percentage (as defined in section 430(d)(2) of the Code) for such Plan Year:

(a)	is less than 60 percent, or

(b)	would be less than 60 percent taking into account such occurrence.

(2)           Exemption.  The limitation in (1) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under section 430 of the Code) equal to:

(a)
in the case of paragraph (1)(a), the amount of the increase in the funding target of the Plan (under section 430 of the Code) for the Plan Year attributable to the occurrence referred to in paragraph (1), and

(b)	in the case of paragraph (1)(b), the amount sufficient to result in an adjusted funding target attainment percentage of 60 percent.

(3)           Unpredictable Contingent Event Benefit.  For purposes of this subsection, the term 'unpredictable contingent event benefit' means any benefit payable solely by reason of:

(a)	a plant shutdown (or similar event, as determined by the Secretary), or

(b)	an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

(B)           Limitations On Plan Amendments Increasing Liability For Benefits.

(1)           In General.  No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the adjusted funding target attainment percentage for such Plan Year is:

(a)	less than 80 percent, or

(b)	would be less than 80 percent taking into account such amendment.

(2)           Exemption.  Paragraph (1) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Employer of a contribution (in addition to any minimum required contribution under section 430 of the Code) equal to:

(a)	in the case of paragraph (1)(a), the amount of the increase in the funding target of the Plan (under section 430 of the Code) for the Plan Year attributable to the amendment, and

(b)	in the case of paragraph (1)(b), the amount sufficient to result in an adjusted funding target attainment percentage of 80 percent, taking into account such amendment.

(3)           Exception For Certain Benefit Increases.  Paragraph (1) above shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant's Compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

(C)	Limitations On Accelerated Benefit Distributions.

(1)           Funding Percentage Less Than Sixty Percent (60%).  In any case in which the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60 percent, the Plan may not pay any prohibited payment after the valuation date for the Plan Year.

(2)           Bankruptcy.  During any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, the Plan may not pay any prohibited payment. The preceding sentence shall not apply on or after the date on which the enrolled actuary of the Plan certifies that the adjusted funding target attainment percentage of the Plan is not less than 100 percent.

(3)           Limited Payment If Percentage At Least Sixty Percent (60%) But Less Than Eighty Percent (80%).

(a)
In General.  In any case in which the Plan's adjusted funding target attainment percentage for a Plan Year is 60 percent or greater but less than 80 percent, the Plan may not pay any prohibited payment after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(i)	fifty percent (50%) of the amount of the payment which could be made without regard to this section, or

(ii)
the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under section 417(e) of the Code) of the maximum guarantee with respect to the Participant under section 4022 of the Employee Retirement Income Security Act of 1974.

(b)	One-Time Application.

(i)
In General.  Only one prohibited payment meeting the requirements of subparagraph (a) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under either paragraph (1) or (2) above or this paragraph (3) applies.

(ii)
Treatment of Beneficiaries.  For purposes of this subparagraph, a Participant and any beneficiary on his behalf (including an alternate payee, as defined in section 414(p)(8) of the Code) shall be treated as one Participant.  If the accrued benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under subparagraph (a) shall be allocated among such persons in the same manner as the accrued benefit is allocated unless the qualified domestic relations order (as defined in section 414(p)(1)(A) of the Code) provides otherwise.

(4)           Exception.  This subsection (C) shall not apply to any Plan for any Plan Year if the terms of such Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(5)           Prohibited Payment.  For purpose of this subsection, the term 'prohibited payment' means:

(a)
any payment, in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of section 411(a)(9) of the Code), to a Participant or beneficiary whose annuity starting date (as defined in section 417(f)(2) of the Code) occurs during any period a limitation under paragraph (1) or (2) is in effect,

(b)	any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, and

(c)	any other payment specified by Income Tax Regulations issued by the Secretary of the Treasury.

The term 'prohibited payment' shall not include the payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. In the case of a beneficiary that is not an individual, the amount that is a prohibited payment is determined by substituting for the amount in paragraph (5)(a) above the monthly amount payable in installments over 240 months that is actuarially equivalent to the benefit payable to the beneficiary.

(6)           Bifurcation If Option Unavailable. If an optional form of payment is unavailable due to the limitation under this Section 4.9(C) then the Participant shall have the option to elect to:

(a)
defer both the election of form of payment and the commencement of any payment of benefits (subject to the usual qualification requirements applicable to the timing of benefit payments under the Plan, including but not limited to, those under sections 411(a)(11) and 401(a)(9) of the Code),

(b)	commence payment of the entire portion of the benefit in any optional form of payment under the Plan that is not a prohibited payment, or

(c)
for purposes of the limitation under Section 4.9(C)(3) bifurcate the payment and receive the restricted portion of the benefit under any form of payment available under the Plan in a form that is not a prohibited payment and the unrestricted portion of the benefit in the form of payment which is prohibited.

(D)           Limitation On Benefit Accruals For Plans With Severe Funding Shortfalls.

(1)
In General.  In any case in which the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

Effective for a Plan Year beginning during the period beginning on October 1, 2008 and ending on September 30, 2009, this subparagraph (1) shall be applied by substituting the adjusted funding target attainment percentage for the preceding Plan Year for such percentage for such Plan Year but only if the adjusted funding target attainment percentage for the preceding Plan Year is greater.

(2)
Exemption.  Paragraph (1) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Plan Sponsor of a contribution (in addition to any minimum required contribution under section 430 of the Code) equal to the amount sufficient to result in an adjusted funding target attainment percentage of 60 percent.

(E)           Contributions To Avoid Benefit Limitations.  In addition to the contributions made under subparagraphs (A)(2), (B)(2) and (D)(2), to the extent permitted under section 436(f) of the Code, contributions may be made or security may be provided to avoid the limitations described in this Section 4.9.

(F)           Treatment of Plan as of Close of Prohibited or Cessation Period.  The following provisions apply for purposes of applying this Section 4.9.

(1)
Operation of the Plan after Period.  Payments and accruals will resume effective as of the day following the close of the period for which any required limitation of payment or accrual of benefits under this Section 4.9 applies. In addition, accruals for the period during which the limitations under this Section 4.9 applied shall be restored effective as of the day following the close of the period for which any required limitation applied.  Participants whose payment of benefits were restricted shall have the opportunity to make a new election.

(2)
Treatment of Affected Benefits.  Nothing in this subsection shall be construed as affecting the Plan's treatment of benefits which would have been paid or accrued except as provided under this Section 4.9.

(G)           Definitions.  The following words shall have the following meanings for purposes of this Section 4.9.

(1)	Funding Target Attainment Percentage. The term 'funding target attainment percentage' has the same meaning given such term by section 430(d)(2) of the Code.

(2)
Adjusted Funding Target Attainment Percentage.  The term 'adjusted funding target attainment percentage' means the funding target attainment percentage which is determined under paragraph (1) by increasing each of the amounts under subparagraphs (A) and (B) of section 430(d)(2) of the Code by the aggregate amount of purchases of annuities for employees other than highly compensated employees (as defined in section 414(q) of the Code) which were made by the Plan during the preceding two Plan Years.

(3)	Application To Plans Which Are Fully Funded Without Regard To Reductions For Funding Balances.

(a)
In General.  In the case of a Plan for any Plan Year, if the funding target attainment percentage is 100 percent or more (determined without regard to the reduction in the value of assets under section 430(f)(4) of the Code), the funding target attainment percentage for purposes of Plan Sections 4.9(G)(1) and (2) shall be determined without regard to such reduction.

(b)
Transition Rule. Subparagraph (a) shall be applied to Plan Years beginning after 2007 and before 2011 by substituting for '100 percent' the applicable percentage determined in accordance with the following table:

Plan Year                               Applicable Percentage
2008                                       92%
2009                                       94%
2010                                       96%

(c)
Limitation.  Subparagraph (b) shall not apply with respect to any Plan Year beginning after 2008 unless the funding target attainment percentage (determined without regard to the reduction in the value of assets under section 430(f)(4) of the Code) of the Plan for each preceding Plan Year after 2007 was not less than the applicable percentage with respect to such preceding Plan Year determined under subparagraph (b).

(4)
Special Rule For 2008.  For purposes of this section, in the case of Plan Years beginning in 2008, the funding target attainment percentage and the adjusted funding target attainment percentage for the preceding Plan Year may be determined using such methods of estimation as the Secretary may provide.  To the extent the Plan’s enrolled actuary has not certified timely the adjusted funding target attainment percentage using such methods, the benefit restrictions described in Sections 4.9(A) and (B) shall be applicable as of January 1, 2008 and the benefit restrictions described in Sections 4.9(C) and (D) shall be applicable as of April 1, 2008.

(H)           This Section 4.9 is intended to comply with Section 436 of the Code and the regulations and guidance issued thereunder, and shall, to the extent practicable, be construed in accordance therewith and, effective January 1, 2010 shall be interpreted in a manner that is consistent with Treasury Regulation section 1.436-1, the terms of which are incorporated herein by reference."

12.           Section 5.9 of the Plan is amended to read in its entirety as follows:

"5.9  -           WRITTEN COMMUNICATIONS REQUIRED

Any notice, request, instruction, or other communication to be given or made hereunder shall be in writing and may be delivered to the addressee personally, may be delivered to the addressee by electronic delivery provided within the rules under the Code and ERISA as applicable, may be delivered to the addressee by a commercial delivery service at the last address for notice shown on the Committee's records, or may be deposited in the United States mail fully postpaid and properly addressed to such addressee at the last address for notice shown on the Committee's records."

13.           Effective as of August 12, 2005, Section 6.4 of the Plan is amended to add the following new paragraph (D) immediately following paragraph (C) therein:
"(D)           No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. For purposes of this paragraph, a Plan amendment that has the effect of (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. Notwithstanding the preceding sentences, a Participant's accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code section 412(c)(8) (for Plan years beginning on or before December 31, 2007) or Code section 412(d)(2) (for plan years beginning after December 31, 2007), or to the extent permitted under sections 1.411(d)-3 and 1.411(d)-4 of the regulations."

IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION has caused this instrument to be executed by its duly authorized officer on this ____ day of __________________, 20__.

CAPITAL SOUTHWEST CORPORATION

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